Exhibit 32
Certificate of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended January 1, 2022 of Ark Restaurants Corp. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Weinstein, Chief Executive Officer and Anthony J. Sirica, Chief Financial Officer, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:
(i)this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated as of this 15th day of February 2022

/s/ Michael Weinstein	/s/ Anthony J. Sirica
Michael Weinstein	Anthony J. Sirica
Chairman and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Authorized Signatory and Principal Financial and Accounting Officer)